Filed Pursuant to Rule 424(b)(2)

Registration No. 333-277211

August 21, 2026

PRICING SUPPLEMENT

(To Prospectus dated February 21, 2024,

Prospectus Supplement dated February 21, 2024,

and Equity Index Underlying Supplement dated February 21, 2024)

$5,255,000 Contingent Income Callable Securities due August 24, 2028

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

The Contingent Income Callable Securities, which we refer to as the securities, do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment at an annual rate of 10.05% of the stated principal amount, but only if the closing level of each underlying index on every scheduled trading day during the relevant quarterly observation period is greater than or equal to 70% of its initial index level, which we refer to as the coupon barrier level. The securities may be redeemed early at our discretion on any early redemption notice date, for an amount equal to the sum of the stated principal amount and the contingent quarterly payment, if any, for the related quarterly observation period. An early redemption will be at our discretion and will not automatically occur based on the performance of any underlying index. If the securities have not been previously redeemed and the final index level of each underlying index is greater than or equal to 70% of its initial index level, which we refer to as the principal barrier level, the payment at maturity will be the stated principal amount and, if applicable, the final contingent quarterly payment. However, if the securities have not been previously redeemed and the final index level of any underlying index is less than its principal barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. As a result, investors must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payments. Accordingly, the securities do not guarantee any return of principal at maturity. Because payments on the securities are based on the performance of each underlying index, a decline beyond the respective coupon barrier level and/or respective principal barrier level, as applicable, of any underlying index will result in few or no contingent quarterly payments and/or a significant loss of your investment, as applicable, even if any other underlying index has appreciated or has not declined as much. The securities are intended for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risks of principal loss and receiving few or no contingent quarterly payments over the term of the securities. Investors will not participate in any appreciation of any of the underlying indices. All payments on the securities are subject to the credit risk of HSBC.

FINAL TERMS
Issuer:	HSBC USA Inc. (“HSBC”)
Underlying indices:	Russell 2000® Index (Bloomberg symbol: RTY) (the “RTY”), S&P 500® Index (Bloomberg symbol: SPX) (the “SPX”) and EURO STOXX 50® Index (Bloomberg symbol: SX5E) (the “SX5E”) (each, an “underlying index”)
Aggregate principal amount:	$5,255,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	August 21, 2026
Original issue date:	August 26, 2026 (3 business days after the pricing date)
Valuation date:	August 21, 2028, subject to adjustment as described in the accompanying Equity Index Underlying Supplement
Maturity date:	August 24, 2028, subject to adjustment as described in the accompanying Equity Index Underlying Supplement
Observation Dates:	Quarterly, on November 23, 2026, February 22, 2027, May 21, 2027, August 23, 2027, November 22, 2027, February 22, 2028, May 22, 2028 and August 21, 2028 (the valuation date).
Early redemption notice dates:	The observation dates, beginning on February 22, 2027.
Contingent payment dates:	Quarterly, on November 27, 2026, February 25, 2027, May 26, 2027, August 26, 2027, November 26, 2027, February 25, 2028, May 25, 2028 and August 24, 2028 (the maturity date).
Early redemption:	The securities may be redeemed at our discretion on any early redemption notice date, for the principal amount plus the contingent quarterly payment for the related quarterly observation period, if any. In order to redeem the securities, we or the calculation agent will distribute written notice to The Depository Trust Company of our intent to call the securities on or prior to the applicable early redemption notice date. We or the calculation agent will have no independent obligation to notify you directly and you should expect to receive such notifications from your broker.
Early redemption price:	The sum of the stated principal amount and the contingent quarterly payment, if any, for the related quarterly observation period. This amount will be paid on the contingent payment date following the applicable early redemption notice date.
Observation periods:	There are 8 quarterly observation periods. The first observation period will be from but excluding the pricing date to and including the first observation date. Each subsequent observation period will be from but excluding an observation date to and including the next following observation date. The final quarterly observation period will be the quarterly observation period ending on the valuation date.
Contingent quarterly payment:

•      Subject to early redemption, if the official closing level for each underlying index on every scheduled trading day during the relevant quarterly observation period is greater than or equal to its coupon barrier level, we will pay a contingent quarterly payment at an annual rate of 10.05% of the stated principal amount per security (corresponding to $25.125 (or 2.5125%) per quarter per security) on the related contingent payment date.

•      If the official closing level of any underlying index on any scheduled trading day during the relevant quarterly observation period is less than its coupon barrier level, no contingent quarterly payment will be made with respect to that quarterly observation period.

It is possible that one or more underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire term of the securities, so that you will receive few or no contingent quarterly payments during the term of the securities.

Payment at maturity:	If the securities have not been previously redeemed, investors will receive a payment at maturity as follows:
	• If the final index level of each underlying index is greater than or equal to its principal barrier level:		the stated principal amount plus, if applicable, the final contingent quarterly payment.
	• If the final index level of any underlying index is less than its principal barrier level:		(i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per security	$1,000.00	$15.00(1) $4.286 (2)	$980.714
Total	$5,255,000.00	$78,825.00 $22,522.93	$5,153,652.07
(1)	HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $19.286 per $1,000.00 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $15.00 for each security they sell. See “Additional Information About the Securities — Supplemental plan of distribution (conflicts of interest).”

(2)	Of the $19.286 per $1,000.00 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $4.286 for each security.

Terms continued on the following page.

The estimated initial value of the securities on the pricing date is $975.00 per security, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” below and “Risk Factors” beginning on page 11 of this document for additional information.

An investment in the securities involves certain risks. See “Risk Factors” beginning on page 11 of this pricing supplement, page S-1 of the Equity Index Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities, or determined that this pricing supplement or the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Contingent Income Callable Securities due August 24, 2028

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Terms continued from previous page:

Index performance factor:	With respect to each underlying index, final index level / initial index level
Listing:	The securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Additional Information About the Securities — Supplemental plan of distribution (conflicts of interest).”
Coupon barrier level:	2,112.5097 with respect to the RTY, 5,372.059 with respect to the SPX and 4,523.554 with respect to the SX5E, each of which is 70% of its initial index level
Principal barrier level:	2,112.5097 with respect to the RTY, 5,372.059 with respect to the SPX and 4,523.554 with respect to the SX5E, each of which is 70% of its initial index level
Initial index level:	3,017.871 with respect to the RTY, 7,674.37 with respect to the SPX and 6,462.22 with respect to the SX5E, each of which was its official closing level on the pricing date.
Final index level:	With respect to each underlying index, its official closing level on the valuation date.
Worst performing underlying index:	The underlying index with the largest percentage decrease from its initial index level to its final index level.
Estimated initial value:	The estimated initial value of the securities is less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. See “Risk Factors—The estimated initial value of the securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.”
CUSIP / ISIN:	40447LCD0 / US40447LCD01

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling (212) 525-8010.

You should read this document together with the related Equity Index Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Equity Index Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the principal amount invested due to the credit risk of HSBC.

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Contingent Income Callable Securities due August 24, 2028

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Investment Summary

Contingent Income Callable Securities

Principal at Risk Securities

The Contingent Income Callable Securities due August 24, 2028 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment at an annual rate of 10.05% of the stated principal amount but only if the closing level of each underlying index on every scheduled trading day during the relevant quarterly observation period is greater than or equal to 70% of its initial index level, which we refer to as the coupon barrier level. The contingent quarterly payment will be payable quarterly on the contingent payment date or the maturity date, as applicable. It is possible that the closing level of one or more underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent quarterly payments.

The securities may be redeemed at our discretion on any early redemption notice date, for the principal amount plus the contingent quarterly payment, if any, for the related quarterly observation period. An early redemption will be at our discretion and will not automatically occur based on the performance of any underlying index. If the securities have not been previously redeemed and the final index level of each underlying index is greater than or equal to 70% of its initial index level, which we refer to as the principal barrier level, the payment at maturity will be the stated principal amount and, if applicable, the final contingent quarterly payment. However, if the securities have not been previously redeemed and the final index level of any underlying index is less than its principal barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payments. In addition, investors will not participate in any appreciation of any of the underlying indices.

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Contingent Income Callable Securities due August 24, 2028

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the payment of interest or any repayment of the stated principal amount. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment at an annual rate of 10.05% of the stated principal amount, but only if the closing level of each underlying index on every scheduled trading day during the relevant quarterly observation period is greater than or equal to 70% of its initial index level, which we refer to as the coupon barrier level. The securities may be redeemed at our discretion on any early redemption notice date prior to maturity for the stated principal amount per security plus the contingent quarterly payment, if any, with respect to the related quarterly observation period. If the securities are not redeemed prior to maturity, the payment at maturity will vary depending on the final index level of the worst performing underlying index, as follows:

Scenario 1

On every scheduled trading day during the quarterly observation periods, the official closing level for each underlying index is greater than or equal to its coupon barrier level. The final index level of each underlying index is greater than or equal to its coupon barrier level. The Issuer chooses not to redeem the securities prior to maturity.

▪      For each of the quarterly observation periods, investors will receive the contingent quarterly payment.

▪      The payment due at maturity will be (i) the stated principal amount and (ii) the final contingent quarterly payment.

▪      Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

On every scheduled trading day during the first 6 quarterly observation periods, the official closing level for each underlying index is greater than or equal to its coupon barrier level. On any scheduled trading day during the final 2 quarterly observation periods, the official closing level for at least one underlying index is less than its coupon barrier level. The final index level of at least one underlying index is less than its principal barrier level. The Issuer chooses not to redeem the securities prior to maturity.

▪      For each of the first 6 quarterly observation periods, investors will receive the contingent quarterly payment.

▪      The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. No final contingent quarterly payment will be paid at maturity in this scenario.

▪      Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

▪      Investors will lose a significant portion, and may lose all, of their principal in this scenario.

Scenario 3

On any scheduled trading day during the first 4 quarterly observation periods, the official closing level for at least one underlying index is less than its coupon barrier level. On every scheduled trading day during the 5th quarterly observation period, the official closing level for each underlying index is greater than or equal to its coupon barrier level. The Issuer chooses to redeem the securities on the 5th early redemption notice date.

▪      For the first 4 quarterly observation periods, investors will not receive the contingent quarterly payment.

▪      The early redemption payment will be (i) the stated principal amount and (ii) the contingent quarterly payment for the 5th quarterly observation period.

▪      Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

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Contingent Income Callable Securities due August 24, 2028

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the official closing level for each underlying index on every scheduled trading day during the relevant quarterly observation period and (2) if the Issuer chooses to redeem the securities early, at our discretion on any early redemption notice date.

Diagram #1: Contingent Quarterly Coupons

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Contingent Income Callable Securities due August 24, 2028

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Diagram #2: Payment at Maturity if the Securities are Not Redeemed Early

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on page 8.

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Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Hypothetical Initial Index Level:	With respect to each underlying index, 100.00
Hypothetical Coupon Barrier Level:	With respect to each underlying index, 70.00, which is 70% of its hypothetical initial index level
Hypothetical Principal Barrier Level:	With respect to each underlying index, 70.00, which is 70% of its hypothetical initial index level
Contingent Quarterly Payment:	10.05% per annum (corresponding to $25.125 (or 2.5125%) per quarter per security)
Stated Principal Amount:	$1,000.00 per security

How to determine whether a contingent quarterly coupon is payable with respect to a quarterly coupon observation period:

Early Redemption Example
	Lowest Index Closing Value on an Index Business Day During the Applicable Quarterly Observation Period
Hypothetical Quarterly Observation Periods	SX5E	RTY	SPX	Contingent Quarterly Payment
#1	45.00 (below the coupon barrier level)	40.00 (below the coupon barrier level)	90.00 (at or above the coupon barrier level)	N/A
#2	45.00 (below the coupon barrier level)	40.00 (below the coupon barrier level)	90.00 (at or above the coupon barrier level)	N/A
#3	90.00 (at or above the coupon barrier level)	85.00 (at or above the coupon barrier level)	105.00 (at or above the coupon barrier level)	$25.125
#4	45.00 (below the coupon barrier level)	40.00 (below the coupon barrier level)	90.00 (at or above the coupon barrier level)	N/A
#5	90.00 (at or above the coupon barrier level)	85.00 (at or above the coupon barrier level)	105.00 (at or above the coupon barrier level)	$25.125

▪	In Early Redemption Example, on each scheduled trading day during hypothetical quarterly observation period #3, each of the underlying indices closes at or above its coupon barrier level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date. On at least one scheduled trading day during each of the hypothetical quarterly observation periods #1, #2, and #4 at least one underlying index closes at or above its coupon barrier level but one or more other underlying indices closes below the coupon barrier level. Therefore, no contingent quarterly coupon is paid on the relevant contingent payment date. The securities are redeemed at our discretion on the 5th early redemption notice date. You would receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $1,000.00 + $25.125 = $1,025.125

In this example, the early redemption feature limits the term of your investment to approximately 15 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent quarterly payments.

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Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed):

Index Closing Value on the Valuation Date (Final Index Value)
Example	SX5E	RTY	SPX	Payment at Maturity
#1	120.00 (at or above the principal barrier level)	105.00 (at or above the principal barrier level)	105.00 (at or above the principal barrier level)	$1,000*
#2	105.00 (at or above the coupon barrier level)	50.00 (below the principal barrier level)	90.00 (at or above the coupon barrier level)	$1,000 × the worst performing index performance factor = $1,000 × (50.00 / 100.00) = $500.00
#3	90.00 (at or above the coupon barrier level)	50.00 (below the principal barrier level)	105.00 (at or above the coupon barrier level)	$1,000 × the worst performing index performance factor = $1,000 × (50.00 / 100.00) = $500.00
#4	35.00 (below the principal barrier level)	35.00 (below the principal barrier level)	30.00 (below the principal barrier level)	$1,000 × (30.00 / 100.00) = $300.00
#5	30.00 (below the principal barrier level)	30.00 (below the principal barrier level)	25.00 (below the principal barrier level)	$1,000 × (25.00 / 100.00) = $250.00

*In addition, the final contingent quarterly coupon will be payable if the official closing level on every scheduled trading day of each underlying index is at or above its coupon barrier level during the final quarterly observation period.

▪	In Example #1, the final index value of each of the underlying indices is at or above its principal barrier level. Therefore, investors receive at maturity the stated principal amount of the securities and, if the official closing level of each underlying index on every scheduled trading day is at or above its coupon barrier level during the final quarterly observation period, the contingent quarterly coupon with respect to such period. Investors will not participate in any appreciation of any underlying index.

▪	In Example #2 and #3, the final index value of one or more underlying indices is at or above its principal barrier level, but the final index value of one or more of the other underlying indices is below its principal barrier level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the worst performing index performance factor.

▪	In Examples #4 and #5, the final index value of each underlying index is below its principal barrier level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor).

▪	In Example #5, the S&P 500® Index has declined 75.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its principal barrier level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 70% of the stated principal amount and could be zero.

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Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

▪	You believe that the closing levels on every scheduled trading day of the relevant quarterly observation periods of each underlying index will be equal to or greater than its coupon barrier level, and not below its principal barrier level on the valuation date.

▪	You are willing to make an investment that is potentially exposed to downside performance of the worst performing underlying index on a 1-to-1 basis.

▪	You understand that you may not receive any contingent quarterly payments.

▪	You are willing to hold the securities that may be called at our discretion on any early redemption notice date.

▪	You are willing to invest in securities, the maximum potential return of which is limited to any contingent quarterly payments payable on the securities.

▪	You are willing to forgo distributions paid on the stocks included in the underlying indices.

▪	You are willing to hold the securities to maturity.
▪	You do not seek an investment for which there will be an active secondary market.
▪	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▪	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▪	You believe that the closing levels of any underlying index on any scheduled trading day of the relevant quarterly observation periods will be less than its coupon barrier level, and/or below its principal barrier level on the valuation date.

▪	You are unwilling to make an investment that is potentially exposed to the downside performance of the worst performing underlying index on a 1-to-1 basis.

▪	You are unable or unwilling to hold the securities that may be called at our discretion on any early redemption notice date.

▪	You are unwilling to invest in securities, the maximum potential return of which is limited to any contingent quarterly payments payable on the securities.

▪	You are not willing to forgo distributions paid on the stocks included in the underlying indices.

▪	You are unwilling to hold the securities to maturity.

▪	You prefer to receive guaranteed periodic interest payments on your investment.

▪	You seek an investment for which there will be an active secondary market.

▪	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▪	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 in the accompanying prospectus supplement and on page S-1 of the Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in the securities included in the underlying indices. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement, including the explanation of risks relating to the securities described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement; and

“— General Risks Relating to Indices” in the Equity Index Underlying Supplement;

“—Securities Prices Generally Are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in the Equity Index Underlying Supplement; and

“—Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Structure or Features of the Securities

▪	You may lose a significant portion or all of your initial investment. The securities do not guarantee any return of principal. The securities differ from ordinary debt securities in that we will not necessarily pay the full principal amount of the securities at maturity. HSBC will only pay you the principal amount of your securities at maturity if the securities have not been redeemed prior to maturity and the final index level of each underlying index is greater than or equal to its principal barrier level. If the final index level of any underlying index is less than its respective principal barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly observation period where the official closing level of any underlying index on any scheduled trading day during that period is less than its coupon barrier level. A contingent quarterly payment will be made only if the closing level of each underlying index on every scheduled trading day during the relevant quarterly observation period is greater than or equal to its coupon barrier level. It is possible that the closing level of any underlying index could be below its respective coupon barrier level on at least one scheduled trading day during most or all of the quarterly observation periods so that you will receive few or no contingent quarterly payments.

▪	Investors will not participate in any appreciation of any underlying index, and your return on the securities is limited to the principal amount plus any contingent quarterly payments, regardless of any appreciation in the levels of the underlying indices. Investors will not participate in any appreciation of any underlying index from its initial index level regardless of any appreciation in the levels of the underlying indices, which may be significant. The return on the securities will be limited to the contingent quarterly payments that are payable if the closing level of each underlying index on every scheduled trading day during the relevant quarterly observation period is greater than or equal to the coupon barrier level. Accordingly, the return on the securities may be significantly less than the return on a direct investment in the securities comprising the underlying indices during the term of the securities.

▪	The securities may be called prior to the maturity date. If the securities are called early, the holding period over which you will receive contingent quarterly payments could be as short as 6 months. If the securities are redeemed prior to the maturity date, you will receive no more contingent quarterly payments. There is no guarantee that you would be

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Principal at Risk Securities

able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk following an early redemption at our discretion. It is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the official closing level of any underlying index is at or above its respective coupon barrier level, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon.

On the other hand, we will be less likely to exercise our redemption right when the official closing level of any underlying index is below its respective coupon barrier level and/or when the final index level of the worst performing underlying index is expected to be below its principal barrier level, such that you will receive no contingent quarterly payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and suffer a significant loss at maturity.

▪	You are exposed to the market risk of all underlying indices, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the 3 underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is potentially mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all of the underlying indices. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent quarterly payments, all of the underlying indices must close at or above their respective coupon barrier levels on every scheduled trading day during the relevant quarterly observation period. In addition, if any underlying index has decreased to below its respective principal barrier level as of the valuation date, you will be fully exposed to the decrease in the worst performing underlying index on a 1 to 1 basis, even if the other underlying indices have appreciated. Under this scenario, the payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each of the underlying indices.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With 3 underlying indices, it is more likely that one or more of the underlying indices will close below their respective coupon barrier levels on any scheduled trading day during the relevant quarterly observation period (including the final quarterly observation period) and below its principal barrier level on the valuation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly payments, and that you will suffer a significant loss on your investment.

▪	The amounts payable on the securities are linked to the levels of the underlying indices on every scheduled trading day during the relevant quarterly observation period. The payments on the securities will be based on the closing levels of the underlying indices on every scheduled trading day during the relevant quarterly observation period, subject to postponement for non-trading days and certain market disruption events. Even if the level of an underlying index appreciates prior to an applicable contingent payment date but has decreased on any trading day during the relevant quarterly observation period to a level that is below its coupon barrier level, the contingent quarterly payment on the securities will not be payable for that contingent payment date. Even if the level of an underlying index appreciates prior to the valuation date but then decreases by that day to a level that is below its principal barrier level, the payment at maturity will be less, and may be significantly less, than it would have been had the securities been linked to the levels of the underlying indices on a date prior to the valuation date. Although the actual levels of the underlying indices on the maturity date or at other times during the term of the securities may be higher than their levels on one or more contingent payment dates, the payment at maturity will be based on the final index levels on the valuation date, and the contingent quarterly payments, including the final contingent quarterly payment for the final quarterly observation period, will be based on the closing levels on every scheduled trading day during the relevant quarterly observation period.

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▪	Higher contingent quarterly payments or lower principal barrier levels are generally associated with underlying indices with greater expected volatility and therefore can indicate a greater risk of loss. "Volatility" refers to the frequency and magnitude of changes in the level of the underlying indices. The greater the expected volatility with respect to the underlying indices on the pricing date, the higher the expectation as of the pricing date that the levels of the underlying indices could close below their respective principal barrier levels on the valuation date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent quarterly payment than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower principal barrier level or a higher contingent quarterly payment) than for similar securities linked to the performance of the underlying indices with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent quarterly payment may indicate an increased risk of loss. Further, a relatively lower principal barrier level may not necessarily indicate that the securities have a greater likelihood of a repayment of principal at maturity. The volatility of the underlying indices can change significantly over the term of the securities. The levels of the underlying indices for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the underlying indices and the potential to lose some or all of your principal at maturity.

▪	Credit risk of HSBC USA Inc. The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities and could lose your entire investment.

Risks Relating to the Underlying Indices

▪	Adjustments to any underlying index could adversely affect the value of the securities. The publisher of an underlying index may add, delete or substitute the securities comprising the relevant underlying index. In addition, the publisher of an underlying index may make other methodological changes that could change the level of that underlying index. Further, the publisher of an underlying index may discontinue or suspend calculation or publication of that underlying index at any time. Any such actions could affect the value of and the return on the securities.

▪	Small-capitalization risk. The RTY tracks companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective index level may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products.

▪	The securities are subject to risks associated with non-U.S. companies. The level of the SX5E depends upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards;

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governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the SX5E and, as a result, the value of the securities.

▪	The securities will not be adjusted for changes in exchange rates. Although the equity securities that comprise the SX5E are traded in euro, and your securities are denominated in U.S. dollars, the amount payable on your securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and the euro. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the level of the SX5E, and therefore your securities. The payment at maturity will be determined solely in accordance with the procedures described in this pricing supplement.

General Risk Factors

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The estimated initial value of the securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any. The estimated initial value of the securities was calculated by us on the pricing date and is less than the price to public. The estimated initial value reflects our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would pay when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

▪	The price of your securities in the secondary market, if any, immediately after the pricing date will be less than the price to public. The price to public takes into account certain costs. These costs include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the levels of the underlying indices and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we

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provide any customer account statements at all, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 1 month after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the market price of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the values, volatilities and dividend yields, as applicable, of the underlying indices and the securities comprising the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The level of each underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Information about the Underlying Indices” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your securities prior to maturity.

▪	Investing in the securities is not equivalent to investing in the securities comprising the underlying indices. Investing in the securities is not equivalent to investing in the component securities of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities comprising the underlying indices.

▪	Hedging and trading activity by our affiliates could adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out and expect to continue to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying indices or their respective component securities), including trading in the component securities as well as other instruments related to one or more underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates may also trade the component securities and other financial instruments related to one or more underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index level of an underlying index and, as a result, its coupon barrier level, which is the level at or above which that underlying index must close on every scheduled trading day during the relevant quarterly observation period in order for you to earn a contingent quarterly payment (depending also on the performance of the other underlying indices) or, if the securities are not called at our discretion prior to maturity, its principal barrier level in order for you to avoid being exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could adversely affect the level of an underlying index on any scheduled trading day during the relevant quarterly observation period and, if the securities are not called at our discretion prior to maturity, the payout to you at maturity, if any (depending also on the performance of the other underlying indices).

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities. As calculation agent, HSBC or one of its affiliates has determined the initial index level, the coupon barrier level and the principal barrier level of each underlying index, and will determine the final index level of each underlying index, whether the contingent quarterly payment will be paid on each contingent payment date, whether a market disruption event has occurred with respect to an underlying index, and the payment that you will receive upon an early redemption at our discretion or at maturity, if any. Moreover, certain determinations made by HSBC or one of its affiliates in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events. These determinations, which may be subjective, may adversely affect the payout to you upon an early redemption at our discretion or at maturity, if any. See “Additional Terms of the Notes—Discontinuance or Modification of an Index” and “—Market Disruption Event” in the Equity Index Underlying Supplement.

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▪	The securities are not insured by any governmental agency of the United States or any other jurisdiction. The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amounts due on the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes.

Please read the discussion under “Additional Information About the Securities – Additional Provisions – Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. If the Internal Revenue Service (“IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. Non-U.S. Holders should note that the entire amount of the contingent quarterly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and we will not be required to pay any additional amounts with respect to amounts withheld. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any U.S. Treasury Department regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdictions.

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Information about the Underlying Indices

Russell 2000® Index Overview

The Russell 2000® Index ("RTY") is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the RTY based on its daily historical official closing level from August 21, 2016 through August 21, 2026. We obtained the official closing levels below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical performance of the RTY should not be taken as an indication of its future performance, and no assurance can be given as to the level of the RTY at any time, including on the determination dates.

Historical Performance of the Russell 2000® Index – Daily Official Closing Levels August 21, 2016 to August 21, 2026

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S&P 500® Index Overview

The S&P 500® Index ("SPX") is a market capitalization-weighted index intended to provide a performance benchmark for the large-cap U.S. equity markets. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy.

For more information about the underlying index, see “The S&P 500® Index” beginning on page S-54 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the SPX based on its daily historical official closing level from August 21, 2016 through August 21, 2026. We obtained the official closing levels below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the level of the SPX at any time, including on the determination dates.

Historical Performance of the S&P 500® Index – Daily Official Closing Levels August 21, 2016 to August 21, 2026

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index is derived from the EURO STOXX index and represents the performance of the 50 largest companies among the 20 supersectors in terms of free-float market capitalization in the Eurozone. The index has a fixed number of components and is part of the STOXX blue-chip index family. The index captures about 60% of the free-float market cap of the EURO STOXX Total Market Index (TMI).

For more information about the SX5E, see “The EURO STOXX 50® Index” beginning on page S-12 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the SX5E based on its daily historical official closing level from August 21, 2016 through August 21, 2026. We obtained the official closing levels below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical performance of the SX5E should not be taken as an indication of its future performance, and no assurance can be given as to the level of the SX5E at any time, including on the determination dates.

Historical Performance of the EURO STOXX 50® Index – Daily Official Closing Levels August 21, 2016 to August 21, 2026

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Additional Information About the Securities

Please read this information in conjunction with the final terms on the front cover and page 2 of this document.

Additional Provisions
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	40447LCD0
ISIN:	US40447LCD01
Minimum ticketing size:	$1,000 / 1 security
Events of default and acceleration:

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment at maturity due and payable in the same general manner as described in “Summary Terms—Payment at maturity” in this pricing supplement. In such a case, the third scheduled trading day for each underlying index immediately preceding the date of acceleration will be used as the final valuation date for purposes of determining the accelerated final levels, and the positive return, if any, will be calculated based on the time elapsed from the original issue date and the quarterly rate of return of 2.5125% (10.05% per annum). If a market disruption event exists on that scheduled trading day, then the accelerated final valuation date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled valuation date). The accelerated maturity date will be the fifth business day following such accelerated postponed valuation date. For the avoidance of doubt, if no market disruption event exists with respect to an underlying index on the scheduled trading day preceding the date of acceleration, the determination of such underlying index’s index performance factor will be made on such date, irrespective of the existence of a market disruption event with respect to the other underlying indices occurring on such date.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the material U.S. federal tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•          purchase the securities at their “issue price”; and

•          hold the securities as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•          certain financial institutions;

•          insurance companies;

•          certain dealers and traders in securities, commodities or foreign currencies;

•          investors holding the securities as part of a “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

•          investors subject to special tax accounting rules under Section 451(b) of the Code;

•          U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•          partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•          regulated investment companies;

•          real estate investment trusts;

•          tax-exempt entities, including an “individual retirement account” or “Roth IRA”, as

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defined in Section 408 or 408A of the Code, respectively; or

•          persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security could be treated as a single financial contract that provides for a contingent quarterly payment. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. Subject to the limitations described herein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a single financial contract that provides for a contingent quarterly payment.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the tax treatment described herein. Accordingly, you should consult your tax advisor regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

We will not attempt to ascertain whether any of the entities whose stock is included in an underlying index would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in an underlying index were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder, as defined below, in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in an underlying index, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in an underlying index is or becomes a PFIC or a USRPHC.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•          an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes;

•          a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

•          an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

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Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Quarterly Payment. Any contingent quarterly payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Early Redemption or Settlement of the Securities. Upon a sale, exchange, early redemption or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized (other than with respect to cash attributable to the contingent quarterly payment, which should be treated as discussed above) on the sale, exchange, early redemption or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged, redeemed or settled. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange, early redemption or settlement, and should be short-term capital gain or loss otherwise. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to treat a security as a single debt instrument. Such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, a U.S. Holder would generally be required to accrue interest income over the term of the securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the securities. In addition, any gain a U.S. Holder might recognize upon the sale, exchange, early redemption or settlement of the securities would be ordinary income and any loss recognized by a U.S. Holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss. Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the IRS could assert that any gain or loss that a U.S. Holder may recognize upon the sale, exchange, early redemption or maturity of the securities should be treated as ordinary gain or loss.

Other alternative federal income tax treatments of the securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the securities. On December 7, 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•          an individual who is classified as a nonresident alien;

•          a foreign corporation; or

•          a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•          a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•          certain former citizens or residents of the United States; or

•          a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of contingent quarterly payments on the securities is uncertain, the entire amount of the contingent quarterly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from, withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax advisors regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer’s determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an underlying index or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of an underlying index or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would

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be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, or otherwise establishes an exemption. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity or otherwise establishes an exemption.

Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the securities and will receive a fee of $19.286 per $1,000 principal amount and will pay to Morgan Stanley Wealth Management a fixed sales commission of $15.00 for each of the securities they sell. Of the amount per $1,000 principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $4.286 for each security.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

Delivery of the securities will be made against payment for the securities on the original issue date set forth on the cover page of this document, which is more than one business day following the pricing date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more

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than one business day prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the prospectus supplement.

Where you can find more information:

This pricing supplement relates to an offering of the securities linked to the underlying indices. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of securities relates to the underlying indices, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying indices or any security included in the underlying indices or as to the suitability of an investment in the securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling (212) 525-8010.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and the Equity Index Underlying Supplement dated February 21, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page 11 of this pricing supplement, page S-1 of the Equity Index Underlying Supplement and page S-1 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Equity Index Underlying Supplement at:
https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

The prospectus supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

The prospectus at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

Validity of the securities:	In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 21, 2024.

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